EXHIBIT 99.1

BioForm Medical Reports Financial Results for Quarter Ended March 31, 2009, Third Quarter of Fiscal 2009

Operating Expenses and Net Loss Decreased

SAN MATEO, Calif., May 7, 2009 (GLOBE NEWSWIRE) -- BioForm Medical, Inc. (Nasdaq:BFRM) today announced its financial results for the quarter ended March 31, 2009, which is the Company's third quarter of fiscal 2009. Net sales were $15.0 million for the quarter ended March 31, 2009 as compared to $17.0 million for the quarter ended March 31, 2008. The net loss was $3.6 million for the quarter ended March 31, 2009 as compared to a net loss of $4.5 million for the quarter ended March 31, 2008. Net sales for the nine months ended March 31, 2009 were $47.3 million as compared to $50.8 million for the nine months ended March 31, 2008. The net loss was $19.2 million for the nine months ended March 31, 2009 as compared to a net loss of $9.5 million for the nine months ended March 31, 2008. The net loss for the nine months ended March 31, 2009 includes non-recurring charges related to our cost reduction plan announced in November 2008.

Operating Results:

Domestic sales were $12.2 million for the quarter ended March 31, 2009 as compared to $14.0 million for the quarter ended March 31, 2008, a decrease of $1.8 million or 12.9%. International sales were $2.8 million for the quarter ended March 31, 2009 as compared to $2.9 million for the quarter ended March 31, 2008, a decrease of $0.1 million or 3.4%. Gross profit was $12.1 million for the quarter ended March 31, 2009 as compared to $13.7 million for the quarter ended March 31, 2008. As a percentage of sales, gross profit for the quarter ended March 31, 2009 was 80.5% as compared to 80.9% for the quarter ended March 31, 2008.

Operating expenses were $15.5 million for the quarter ended March 31, 2009 as compared to $19.2 million for the quarter ended March 31, 2008. The decrease in operating expenses is directly a result of the Company's cost savings initiatives implemented in November 2008.

Net loss per share applicable to common stockholders decreased to $0.08 for the quarter ended March 31, 2009 as compared to a net loss per share applicable to common stockholders of $0.10 for the quarter ended March 31, 2008.

Product Pipeline Update:

 * In March 2009, BioForm Medical announced the results of its recent clinical trial evaluating the mixing of lidocaine with RADIESSE(r)
   dermal filler, which demonstrated an approximate 60% reduction of pain when RADIESSE dermal filler was mixed with lidocaine, and comparable safety and effectiveness of mixed and non-mixed RADIESSE dermal filler. Further, 96% of patients indicated that the difference in pain would affect their choice of treatment. The results were recently submitted to the FDA under a PMA supplement.

 * In March 2009, BioForm Medical launched, in the United States, a new
   1.5cc RADIESSE Volume Advantage syringe intended to replace the core
   1.3cc syringe form of RADIESSE dermal filler. The 1.5cc RADIESSE
   Volume Advantage remains priced at $295 per syringe and therefore provides physicians and patients with 15% more filler product at the same cost per syringe, which may improve physician and patient satisfaction with RADIESSE dermal filler treatment.

 * In April 2009, BioForm Medical launched, in the United States, a new
   0.8cc RADIESSE Moderate Fill syringe at a list price of $199. The
   0.8cc RADIESSE  Moderate Fill syringe is intended to enable the
   Company to capture additional U.S. dermal filler market share by providing a cost-effective way to use RADIESSE dermal filler to treat moderate nasolabial folds that have historically been treated with one of the 0.8cc or 1.0cc hyaluronic acid competitor products.

Operating Expense Reduction Plan Announced in November 2008:

In November 2008, BioForm Medical announced the implementation of a cost reduction plan. The Company has implemented these reductions as evidenced by the decline in operating expenses from approximately $20-22 million in each of the first two quarters of fiscal 2009 to an operating expense level of $15.5 million in the third quarter of fiscal 2009. The Company is targeting an operating expense annual run-rate of approximately $64-68 million for fiscal 2010.

As previously announced, BioForm Medical's priority is to maintain a full-strength RADIESSE dermal filler field sales and clinical training organization. BioForm Medical has more than 100 employees in the field in the United States, including sales representatives and clinical trainers, and more than 20 employees in the field in Europe. The Company is also maintaining several key product development programs such as RADIESSE dermal filler with lidocaine, certain next-generation RADIESSE dermal filler initiatives, Polidocanol for sclerotherapy, and development of RELAXED EXPRESSIONS(tm) treatment protocols.

Fiscal 2009 Guidance:

BioForm Medical is providing the following revenue and expense guidance ranges for fiscal 2009, which ends June 30, 2009.

 * Revenues for fiscal 2009 are expected to be approximately $62-64 million.
 * Operating expenses for fiscal 2009 are expected to be approximately
   $74-76 million.
 * Gross profit is expected to be approximately 80% to 83% of sales for fiscal 2009, with some possible fluctuation outside of this range on a quarterly basis.
 * Net loss is expected to be approximately $21-24 million for fiscal
   2009.

"Our revenue for the third quarter was consistent with our guidance and in line with expectations, and we have executed our cost reductions in accordance with the plan announced in November 2008," said Steve Basta, CEO of BioForm Medical. "The reception by physicians to our two new product offerings, the 1.5cc RADIESSE Volume Advantage and the 0.8cc RADIESSE Moderate Fill, has been positive. We are enthusiastic about the impact this strategy may have on filler usage in physician offices. The repositioning of RADIESSE into two product forms at two separate price points, one for Moderate Fill and one for Volume Advantage, is a key part of our overall market share gain strategy."

Conference Call:

BioForm Medical CEO, Steve Basta, will hold a conference call today at 2 p.m. Pacific Time (5 p.m. Eastern Time). The conference call may be accessed by dialing 888-690-2873 for callers in the United States and 913-981-5557 for international callers. Please notify the operator that you would like to join "BioForm Medical's Third Quarter of Fiscal Year 2009 Earnings Conference Call" and provide the participant code "6045831," if prompted. The conference call will be webcast live on the Investor Relations section of BioForm Medical's website at http://investor.bioform.com/events.cfm. The online archive of the conference call and the presentation will be available approximately 90 minutes after the live call and will continue to be available for four weeks.

About BioForm Medical, Inc.:

BioForm Medical, Inc. is a medical aesthetics company headquartered in San Mateo, California, developing products that enhance aesthetic procedures performed in dermatology and plastic surgery practices. BioForm Medical's lead product is RADIESSE(r) dermal filler, a long-lasting filler for use in facial aesthetics. BioForm Medical is developing several future aesthetics products, including a radiofrequency treatment to reduce nerve function in the forehead, a sclerotherapy treatment for spider veins, and a surgical adhesive for brow lifts. For more information about BioForm Medical, please visit www.bioform.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning the safety and effectiveness of RADIESSE with lidocaine are based upon limited clinical data, and the product candidate remains subject to FDA review and approval before it can be marketed or any marketing claims can be made; statements concerning the Company's ability to improve physician and patient satisfaction with RADIESSE dermal filler treatment and to capture additional dermal filler market share as a result of its new product offerings, 1.5cc RADIESSE Volume Advantage and 0.8cc RADIESSE Moderate Fill; the Company's ability to achieve anticipated operating expense reductions in fiscal year 2009, while maintaining a full-strength field sales and clinical training organization, as well as several key product development programs; and, other financial guidance for fiscal year 2009, as well as the outlook for fiscal 2010, are all forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties, which may cause BioForm Medical's actual results to differ materially from the statements contained herein. BioForm Medical's financial results for the quarter ended March 31, 2009, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Further information on potential risk factors that could affect BioForm Medical's business and its financial results are detailed in its latest Form 10-Q as filed with the Securities and Exchange Commission on February 13, 2009. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. BioForm Medical undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

                          BIOFORM MEDICAL, INC.

                   SUMMARY OF OPERATIONS (unaudited)
                 (in thousands, except per share data)

                                Three months ended   Nine months ended
                                      March 31,          March 31,
                                ------------------  ------------------
                                  2009      2008      2009      2008
                                --------  --------  --------  --------

 Net sales                      $ 14,991  $ 16,954  $ 47,348  $ 50,771
 Cost of sales                     2,918     3,232     8,455     9,104
                                --------  --------  --------  --------
 Gross profit                     12,073    13,722    38,893    41,667

 Operating expenses:
  Sales and marketing             11,508    14,347    42,423    39,210
  Research and development         2,168     2,259     7,401     6,623
  General and administrative       1,844     2,548     8,058     6,792
                                --------  --------  --------  --------
   Total operating expenses       15,520    19,154    57,882    52,625
                                --------  --------  --------  --------

 Other income (expenses), net
  Interest income, net                71       742       609     1,490
  Other income (expenses), net      (128)      262      (700)      161
                                --------  --------  --------  --------
   Loss before income taxes       (3,504)   (4,428)  (19,080)   (9,307)
                                --------  --------  --------  --------

 Provision for income taxes           61        69       162       210
                                --------  --------  --------  --------
 Net loss                       $ (3,565) $ (4,497) $(19,242) $ (9,517)
                                ========  ========  ========  ========

 Net loss per share, basic and
  diluted                       $  (0.08) $  (0.10) $  (0.42) $  (0.36)
                                ========  ========  ========  ========

 Weighted-average number of
  shares used in
 computing loss per share
  calculation, basic and
  diluted                         46,336    46,229    46,328    26,319
                                ========  ========  ========  ========

                          BIOFORM MEDICAL, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                           (in thousands)

                                                    March 31, June 30,
                                                      2009      2008
                                                    --------  --------
                                                  (unaudited)

 Assets
 Current assets:
  Cash and cash equivalents                         $ 41,417  $ 59,204
  Accounts receivable, net of allowance for
   doubtful accounts of $1,278 at March 31, 2009
   and $836 at June 30, 2008                          10,594    10,989
  Inventories                                          7,159     8,167
  Prepaid royalties                                    1,176       929
  Prepaid other                                        1,422     1,603
  Other current assets                                   469       805
                                                    --------  --------
   Total current assets                               62,237    81,697
 Property and equipment, net                           8,242     9,037
 Long-term prepaid royalties                           2,315     3,288
 Intangible assets, net                                  126       369
 Other assets                                            256       179
                                                    --------  --------
     Total assets                                   $ 73,176  $ 94,570
                                                    ========  ========
 Liabilities and stockholders' equity
 Current liabilities:
  Accounts payable                                  $  1,625  $  3,533
  Deferred revenue                                       921       454
  Accrued royalty expense                                249       280
  Accrued liabilities                                  5,640     8,066
  Capital lease obligations, current portion              34        34
                                                    --------  --------
   Total current liabilities                           8,469    12,367
  Capital lease obligations, long-term portion            35        60
                                                    --------  --------
   Total liabilities                                   8,504    12,427
 Commitment and contingencies
 Stockholders' equity:
  Preferred stock, 10,000 shares authorized, $0.01
   par value, zero outstanding                            --        --
  Common stock, 100,000 shares authorized, $0.01
   par value, 46,342 shares issued and outstanding
   at March 31, 2009, 46,300 shares issued and
   outstanding at June 30, 2008                          463       463

  Additional paid-in capital                         160,561   158,480
  Accumulated other comprehensive income (loss)          (97)      212
  Accumulated deficit                                (96,255)  (77,012)
                                                    --------  --------
   Total stockholders' equity                         64,672    82,143
                                                    --------  --------
     Total liabilities and stockholders' equity     $ 73,176  $ 94,570
                                                    ========  ========

CONTACT:  BioForm Medical, Inc.
          Can Gumus, Senior Manager, Corporate Development
          650.286.4003